Exhibit 99.1

Astrana Health, Inc. Reports Third Quarter 2026 Results

Company to Host Conference Call on Thursday, November 5, 2026, at 2:30 p.m. PT/5:30 p.m. ET

•	Reports record revenue of $1,023.6 million, up 7% year-over-year, net income of $20.3 million, up 1,782% year-over-year, and record adjusted EBITDA(1) of $77.2 million, up 13% year-over-year for the three months ended September 30, 2026
•	Reports net cash provided by operating activities of $117.1 million and free cash flow(2) of $105.4 million for the nine months ended September 30, 2026

ALHAMBRA, Calif., November 5, 2026 /PRNewswire/ -- Astrana Health, Inc. (“Astrana,” and together with its subsidiaries and affiliated entities, the “Company”) (NASDAQ: ASTH), a physician-centric, technology-enabled healthcare company empowering providers to deliver accessible, high-quality, and high-value care to all, today announced its consolidated financial results for the third quarter ended September 30, 2026.

“Our third quarter results demonstrate the growing impact of Astrana’s physician-centric, AI-native healthcare operating platform and our team’s continued focus on execution,” said Brandon Sim, President and Chief Executive Officer of Astrana Health. “We delivered record revenue, record adjusted EBITDA, and double-digit organic earnings growth while continuing to invest in the next phase of our growth. By combining proprietary technology, aligned physician partnerships, and integrated care delivery, we’re building a scalable, repeatable model to improve patient outcomes and manage the total cost of care – a value proposition that extends across payer and reimbursement models and positions us to create sustainable long-term value for patients, physician partners, and shareholders.”

Financial Highlights for Third Quarter Ended September 30, 2026:

All comparisons are to the three months ended September 30, 2025 unless otherwise stated.

•	Total revenue of $1,023.6 million, up 7% from $956.0 million

•	Care Partners revenue of $968.8 million, up 8% from $897.7 million

•	Net income attributable to Astrana of $13.0 million, up from $0.4 million

•	Earnings per share (“EPS”) - diluted of $0.26, up from $0.01

•	Adjusted EBITDA(1) of $77.2 million, up 13% from $68.5 million

•	Adjusted EPS - diluted(3) of $0.71, up 4% from $0.68

Financial Highlights for Nine Months Ended September 30, 2026:

All comparisons are to the nine months ended September 30, 2025 unless otherwise stated.

•	Total revenue of $2,961.2 million, up 33% from $2,231.2 million

•	Care Partners revenue of $2,811.3 million, up 32% from $2,130.1 million

•	Net income attributable to Astrana of $47.1 million, up 186% from $16.5 million

•	EPS - diluted of $0.95, up 188% from $0.33

•	Adjusted EBITDA(1) of $212.4 million, up 39% from $153.0 million

•	Adjusted EPS - diluted(3) of $2.25, up 36% from $1.66

•	Net cash provided by operating activities of $117.1 million

•	Free cash flow(2) of $105.4 million

(1)	See “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

(2)	See reconciliation provided with the condensed consolidated statements of cash flows and “Use of Non-GAAP Financial Measures” below for additional information.

(3)	See “Reconciliation of Net Income to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted” and “Use of Non-GAAP Financial Measures” below for additional information.

Recent Operating Highlights

•	Closed the acquisition of an independent practice association in Georgia on October 1, 2026.

•	Added two Care Enablement clients, a provider group in Connecticut and a hospital in California, with both expected to onboard onto Astrana's AI-powered technology and managed services platform in early 2027.

•	Entered into several new Medicare Advantage payer partnerships effective January 1, 2027, with new health plan partners in markets including Southern California, Texas, and Arizona, supporting continued membership growth across the Astrana platform.

Segment Results for three months ended September 30, 2026:

All comparisons are to the three months ended September 30, 2025 unless otherwise stated.

	Three Months Ended September 30, 2026
(in thousands)	Care Partners	Care Delivery	Care Enablement	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$968,757	$91,017	$92,001	$(128,159)	$—	$1,023,616
% change vs. prior year quarter	8%	5%	5%

Cost of services	829,490	69,116	47,915	(46,453)	—	900,068
General and administrative expenses	77,694	22,229	18,425	(81,713)	31,412	68,047
Depreciation and amortization	12,480	1,263	1,226	—	653	15,622
Total expenses	919,664	92,608	67,566	(128,166)	32,065	983,737

Income (loss) from operations	$49,093	$(1,591)	$24,435	$7 (1)	$(32,065)	$39,879
% change vs. prior year quarter	94%	56%	4%

(1)	Income from operations for the intersegment elimination represents sublease income between segments. Sublease income is presented within other income, which is not presented in the table.

2026 Guidance:

Based on the Company’s existing business, current view of existing market conditions, and assumptions, the Company is providing guidance for total revenue and Adjusted EBITDA for the quarter ending December 31, 2026 and narrowing guidance for total revenue, Adjusted EBITDA, and free cash flow for the year ending December 31, 2026.

	Three Months Ending December 31, 2026		Year Ending December 31, 2026
	Guidance Range		Guidance Range
($ in millions)	Low	High	Low	High
Total revenue	$939	$1,039	$3,900	$4,000
Adjusted EBITDA	$48.5	$61.5	$261	$274
Free cash flow			$107.5	$130

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA,” “Guidance Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow,” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m. ET today (Thursday, November 5, 2026), during which management will discuss the results of the third quarter ended September 30, 2026. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+1 (877) 858-9810

International (Toll):	+1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=PPgZy93u

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (https://ir.astranahealth.com/news-events/ir-calendar) after issuance of the earnings release and will be furnished as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Non-controlling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income or loss attributable to non-controlling interests is disclosed in the Company’s consolidated statements of income.

About Astrana Health, Inc.

Astrana Health is a physician-centric, AI-powered healthcare company committed to delivering high-quality, patient-centered care. Built from the physician's perspective, Astrana combines its scalable care delivery infrastructure, proprietary technology platform, and aligned provider networks to enable proactive, preventive care at scale - improving patient outcomes, enhancing patient experiences, supporting provider well-being, and driving greater value across the healthcare system.

Today, Astrana supports more than 20,000 providers and approximately 1.5 million patients in value-based care arrangements through its affiliated provider networks, management services organization, and integrated care delivery clinics spanning primary, specialty, and ancillary care. Together, Astrana is building the healthcare system we all deserve - one that delivers better care, better experiences, and better outcomes for all. For more information, visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the quarter ending and the year ending December 31, 2026, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, statements about the Company's liquidity, and successful completion and implementation of strategic growth plans, acquisition strategy, and merger integration efforts, as well as statements regarding the material weakness in internal control over financial reporting and the Company’s ability to remediate such material weakness in a timely manner. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations
investors@astranahealth.com

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2026	December 31, 2025
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$396,225	$429,474
Receivables, net (including amounts from related parties)	530,889	374,465
Income taxes receivable	—	1,799
Other receivables	20,384	26,385
Prepaid expenses and other current assets	29,348	26,264
Loans receivable	3,128	4,926

Total current assets	979,974	863,313

Non-current assets
Property and equipment, net	66,103	57,332
Intangible assets, net	229,533	270,968
Goodwill	889,390	865,305
Income taxes receivable, net of current portion	26,220	26,220
Loans receivable, net of current portion	49,374	48,724
Investments in other entities – equity method	27,015	25,637
Operating lease right-of-use assets	48,308	35,738
Other assets	27,515	25,424

Total non-current assets	1,363,458	1,355,348

Total assets (1)	$2,343,432	$2,218,661

Liabilities, Mezzanine Deficit, and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$272,541	$195,912
Fiduciary accounts payable	3,694	3,524
Income taxes payable	2,561	—
Medical liabilities	418,181	335,705
Operating lease liabilities	10,612	7,809
Current portion of long-term debt	59,831	47,865
Other liabilities	18,648	24,458

Total current liabilities	786,068	615,273

Non-current liabilities
Deferred tax liability	7,635	5,491
Operating lease liabilities, net of current portion	41,392	31,552
Long-term debt, net of current portion and deferred financing costs	865,546	990,904
Other long-term liabilities	11,290	17,107

Total non-current liabilities	925,863	1,045,054

Total liabilities (1)	1,711,931	1,660,327

Mezzanine deficit
Non-controlling interest in Allied Physicians of California, a Professional Medical Corporation (“APC”)	(236,801)	(234,962)

Stockholders’ equity
Preferred stock, $0.001 par value per share; 5,000,000 shares authorized; and zero shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share; 100,000,000 shares authorized, 49,320,378 and 48,885,358 shares issued and outstanding, excluding 10,724,258 and 10,571,011 treasury shares, as of September 30, 2026 and December 31, 2025, respectively	49	49
Additional paid-in capital	501,366	470,863
Retained earnings	355,204	308,379
Total stockholders’ equity	856,619	779,291

Non-controlling interests	11,683	14,005

Total equity	868,302	793,296

Total liabilities, mezzanine deficit, and stockholders’ equity	$2,343,432	$2,218,661

(1)	The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The condensed consolidated balance sheets include (a) total assets of $1,314.6 million and $1,276.5 million as of September 30, 2026 and December 31, 2025, respectively, that can be used only to settle obligations of the Company’s consolidated VIEs and (b) total liabilities of the consolidated VIEs of $382.6 million and $376.0 million as of September 30, 2026 and December 31, 2025, respectively, for which creditors do not have recourse to the general credit of Astrana Health, Inc., the VIE’s primary beneficiary. These VIE balances do not include $218.1 million of investment in affiliates and $8.6 million of amount due to affiliates as of September 30, 2026 and $152.2 million of investment in affiliates and $58.3 million of amount due from affiliates as of December 31, 2025, as these are eliminated upon consolidation and not presented within the condensed consolidated balance sheets.

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Capitation and other revenue, net	$1,023,616	$956,048	$2,961,237	$2,231,243

Operating expenses
Cost of services, excluding depreciation and amortization	900,068	858,856	2,627,923	1,984,756
General and administrative expenses	68,047	62,387	183,935	157,009
Depreciation and amortization	15,622	15,595	46,651	29,348

Total expenses	983,737	936,838	2,858,509	2,171,113

Income from operations	39,879	19,210	102,728	60,130

Other expense
Income from equity method investments	860	1,019	3,128	532
Interest expense	(15,021)	(17,718)	(47,120)	(32,408)
Interest income	4,147	3,522	13,870	8,170
Unrealized gain (loss) on investments	1,126	(807)	6,942	(837)
Other income (loss)	1,231	445	(408)	(3,487)

Total other expense, net	(7,657)	(13,539)	(23,588)	(28,030)

Income before provision for income taxes	32,222	5,671	79,140	32,100

Provision for income taxes	11,953	4,594	27,288	14,586

Net income	20,269	1,077	51,852	17,514

Net income attributable to non-controlling interests	7,317	704	4,725	1,026

Net income attributable to Astrana Health, Inc.	$12,952	$373	$47,127	$16,488

Earnings per share – basic	$0.26	$0.01	$0.96	$0.34

Earnings per share – diluted	$0.26	$0.01	$0.95	$0.33

Weighted average shares of common stock outstanding – basic	49,230,686	49,217,134	49,070,359	49,005,363

Weighted average shares of common stock outstanding – diluted	49,915,989	49,473,417	49,586,343	49,311,384

Revenue consisted of the following (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Capitation, net	$936,662	$863,380	$2,735,374	$2,061,451
Risk pool settlements and incentives	24,324	30,798	58,627	60,691
Management fee income	14,105	15,217	43,001	20,104
Fee-for-service, net	35,122	40,080	95,935	72,848
Other revenue	13,403	6,573	28,300	16,149

Capitation and other revenue, net	$1,023,616	$956,048	$2,961,237	$2,231,243

ASTRANA HEALTH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income	$51,852	$17,514
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,651	29,348
Amortization of debt issuance cost	3,438	2,892
Stock-based compensation	37,245	27,219
Non-cash lease expense	6,865	4,348
Deferred tax	1,774	(4,924)
Change in fair value of contingent consideration liabilities	(4,212)	4,353
Change in fair value of financing obligation	(3,272)	—
Other	(4,415)	609
Changes in operating assets and liabilities, net of business combinations	(18,849)	36,125
Net cash provided by operating activities	117,077	117,484

Cash flows from investing activities
Payments for acquisitions, net of cash acquired	(6,825)	(548,553)
Proceeds from sale of equity method investment	—	15,100
Purchases of property and equipment	(11,711)	(7,042)
Other	3,666	2,553
Net cash used in investing activities	(14,870)	(537,942)

Cash flows from financing activities
Dividends paid	(1,127)	(6,329)
Borrowings on debt	—	1,119,300
Repayments of debt	(115,899)	(483,323)
Deferred financing cost	—	(19,205)
Payments of contingent liabilities	(2,864)	(8,284)
Taxes paid from net share settlement of restricted stock	(5,340)	(5,562)
Purchase of treasury shares	(3,893)	(955)
Other	(5,937)	41
Net cash (used in) provided by financing activities	(135,060)	595,683

Net (decrease) increase in cash, cash equivalents, and restricted cash	(32,853)	175,225

Cash, cash equivalents, and restricted cash, beginning of period	434,045	289,101

Cash, cash equivalents, and restricted cash, end of period	$401,192	$464,326

Supplemental disclosures of cash flow information
Cash paid for income taxes	(1)	$4,728
Cash paid for interest	$43,647	$30,184

Supplemental disclosures of non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease liabilities	$13,969	$7,780
Common stock issued for contingent consideration payment	$—	$2,600
Elimination of note payable upon consolidation	$—	$9,488
Dividend paid in the form of common stock	$—	$21,935

(1)	Following the adoption of Accounting Standards Codification (“ASC”) 2023-09 "Income Taxes (Topics 740): Improvements to Income Tax Disclosures", cash paid for income taxes is presented net of tax refunds, for the quarterly period ended September 30, 2026, under Item 1 of the Company’s Quarterly Report on Form 10-Q.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets that sum to the total amounts of cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows (in thousands):

	September 30, 2026	December 31, 2025	September 30, 2025
Cash and cash equivalents	$396,225	$429,474	$462,227
Restricted cash (1)	4,967	4,571	2,099
Total cash, cash equivalents, and restricted cash, end of period shown in the statement of cash flows	$401,192	$434,045	$464,326

(1)	Restricted cash is included in other assets on the condensed consolidated balance sheets.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Nine Months Ended September 30,
(in thousands)	2026	2025
Net cash provided by operating activities	$117,077	$117,484
Purchases of property and equipment	(11,711)	(7,042)
Free cash flow	$105,366	$110,442

Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Set forth below are reconciliations of Net Income to EBITDA and Adjusted EBITDA, as well as the reconciliations to Adjusted EBITDA margin for the three and nine months ended September 30, 2026 and 2025. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net income	$20,269	$1,077	$51,852	$17,514
Interest expense	15,021	17,718	47,120	32,408
Interest income	(4,147)	(3,522)	(13,870)	(8,170)
Provision for income taxes	11,953	4,594	27,288	14,586
Depreciation and amortization	15,622	15,595	46,651	29,348
EBITDA	58,718	35,462	159,041	85,686

Income from equity method investments	(860)	(1,019)	(3,128)	(532)
Other, net	3,784 (1)	26,340 (2)	19,234 (3)	40,597 (4)
Stock-based compensation	15,563	7,699	37,245	27,219
Adjusted EBITDA	$77,205	$68,482	$212,392	$152,970

Total revenue	$1,023,616	$956,048	$2,961,237	$2,231,243

Adjusted EBITDA margin	8%	7%	7%	7%

(1)	Other, net, for the three months ended September 30, 2026, relates to post-acquisition integration costs and a fair value remeasurement of a previously held equity method investments that is now fully acquired, partially offset by non-cash changes to the fair value of our interest rate swap.

(2)	Other, net, for the three months ended September 30, 2025, relates to $13.0 million for a legal matter with a provider associated with CFC Health Plan, Inc. (“CFC HP”), transaction and other costs related to our acquisitions, including $12.7 million related to our completed acquisition of certain businesses and assets of Prospect Medical Holdings, Inc, (“Prospect”), non-cash changes in the fair value of our call option and collar agreement, and severance.

(3)	Other, net, for the nine months ended September 30, 2026, relates to post-acquisition integration costs, an allowance on receivables that the Company plans to recover from the payer, non-routine legal matters, severance, and a fair value remeasurement of a previously held equity method investment that is now fully acquired, partially offset by non-cash changes to the fair value of an equity purchase financing obligation and our interest rate swap.

(4)	Other, net, for the nine months ended September 30, 2025, relates to $13.0 million for a legal matter with a provider associated with CFC HP, transaction and other costs related to our acquisitions, including $23.6 million related to Prospect, debt issuance costs incurred in connection with our Second Amended and Restated Credit Facility, non-cash changes in the fair value of our call option and collar agreement, and severance.

Reconciliation of Net Income to Adjusted Net Income Attributable to Astrana and Adjusted EPS - Diluted

Set forth below are reconciliations of net income to adjusted net income attributable to Astrana as well as the reconciliation to adjusted EPS - diluted for the three and nine months ended September 30, 2026 and 2025.

	Three Months Ended September 30,				Nine Months Ended September 30,
(in thousands, except for share and per share data)	2026		2025		2026		2025
Net income	$20,269		$1,077		$51,852		$17,514
Income from equity method investments	(860)		(1,019)		(3,128)		(532)
Other, net (1)	3,784		26,340		19,234		40,597
Stock-based compensation	15,563		7,699		37,245		27,219
Amortization of intangible assets attributable to acquisitions	13,779		14,177		41,435		26,619
Tax adjustments	(5,562	)(2)	(10,614	)(3)	(19,052	)(2)	(19,852	)(3)
Adjusted net income attributable to non-controlling interests	(11,747	)(4)	(3,871	)(5)	(16,235	)(4)	(9,902	)(5)
Adjusted net income attributable to Astrana Health, Inc.	$35,226		$33,789		$111,351		$81,663

Weighted average shares of common stock outstanding – diluted	49,915,989		49,473,417		49,586,343		49,311,384

Adjusted earnings per share - diluted	$0.71		$0.68		$2.25		$1.66

(1)	The components of other, net, as set forth in the table above, are described in the footnotes to the table under “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin”. Please see the footnotes to such table for additional information.

(2)	Tax adjustments for the three and nine months ended September 30, 2026, include the tax effect for, at a 27.4% statutory blended tax rate, the adjustments made to net income of $8.8 million and $25.9 million, respectively, partially offset by 162(m) impact of $3.3 million and $6.7 million, respectively.

(3)	Tax adjustments for the three and nine months ended September 30, 2025, include the tax effect for, at a 27.1% statutory blended tax rate, the adjustments made to net income of $12.8 million and $25.4 million, respectively, partially offset by 162(m) impact of $1.7 million and $5.1 million, respectively.

(4)	Adjusted net income attributable to non-controlling interests (“NCI”) for the three and nine months ended September 30, 2026, includes net income attributable to NCI of $7.3 million and $4.7 million, respectively, as well as adjustments attributable to NCI of $4.4 million and $11.5 million, respectively.

(5)	Adjusted net income attributable to NCI for the three and nine months ended September 30, 2025 includes net income attributable to NCI of $0.7 million and $1.0 million, respectively, as well as adjustments attributable to NCI of $3.2 million and $8.9 million, respectively.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ending December 31, 2026		Year Ending December 31, 2026
	Guidance Range		Guidance Range
(in thousands)	Low	High	Low	High
Net income	$3,100	$9,100	$55,000	$61,000
Interest expense	9,800	10,800	43,000	44,000
Provision for income taxes	4,700	5,700	32,000	33,000
Depreciation and amortization	15,300	17,300	62,000	64,000
EBITDA	32,900	42,900	192,000	202,000

Income from equity method investments	(900)	(900)	(4,000)	(4,000)
Other, net	3,700	5,700	23,000	25,000
Stock-based compensation	12,800	13,800	50,000	51,000
Adjusted EBITDA	$48,500	$61,500	$261,000	$274,000

Guidance Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Year Ending December 31, 2026
	Guidance Range
(in thousands)	Low	High
Net cash provided by operating activities	$127,500	$142,500
Cash used in purchases of property and equipment	(20,000)	(12,500)
Free cash flow	$107,500	$130,000

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income attributable to Astrana, and adjusted EPS – diluted, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. This press release also contains the non-GAAP financial measure free cash flow, of which the most directly comparable financial measure presented in accordance with U.S. GAAP is net cash provided by operating activities. These measures are not in accordance with, or alternatives to, GAAP, and may be calculated differently from similar non-GAAP financial measures used by other companies. We use Adjusted EBITDA, Adjusted EBITDA margin, adjusted EPS – diluted, and free cash flow as supplemental performance measures of our operations, for financial and operational decision-making, and as supplemental means of evaluating period-to-period comparisons on a consistent basis and, for free cash flow, to reflect the cash flow trends in our business. Adjusted EBITDA is calculated as earnings before interest expense, interest income, income taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, and stock-based compensation. We define Adjusted EBITDA margin as Adjusted EBITDA over total revenue. Adjusted net income attributable to Astrana is calculated as net income, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, amortization of intangible assets attributable to acquisitions, certain tax adjustments, and amounts related to net income or loss attributable to non-controlling interests. We define adjusted EPS – diluted as adjusted net income attributable to Astrana over weighted average shares of common stock outstanding – diluted. We define free cash flow as net cash provided by operating activities minus cash used in purchases of property and equipment.

We believe the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of our ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators we use as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income attributable to the Company, adjusted EPS – diluted, and free cash flow differently, limiting the usefulness of these measures for comparative purposes. To the extent this press release contains historical or future non-GAAP financial measures, we have provided corresponding GAAP financial measures for comparative purposes. The reconciliations between certain GAAP and non-GAAP measures are provided above.